                                                                    EXHIBIT 23.2


                         Consent of Independent Auditors



We consent to the reference to our firm under the caption "Experts" in Amendment No. 5 to the Registration Statement (Form S-3, No. 333-63984) and related Prospectus of Fluor Corporation for the registration of $300,000,000 of Debt Securities and to the incorporation by reference therein of our report dated January 28, 2002, with respect to the consolidated financial statements of Fluor Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.


                                              /s/ Ernst & Young LLP


Irvine, California
September 17, 2002